UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2020

Bonanza Creek Energy,Inc.

(Exact name of registrant specified in its charter)

Delaware	001-35371	61-1630631
(State or Other Jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 17th Street, Suite 1400
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(720) 440-6100

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BCEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry Into a Material Definitive Agreement.

First Amendment to Credit Agreement

On June 18, 2020, in conjunction with its normally scheduled semi-annual borrowing base determination, Bonanza Creek Energy, Inc. (the “Company”), together with certain of its subsidiaries, entered into the First Amendment (the “First Amendment”) to the Credit Agreement, dated as of December 7, 2018, with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), to, among other things:

(i)  decrease the borrowing base from $375 million to $260 million, effective June 18, 2020, with the next scheduled borrowing base redetermination to occur on or about November 1, 2020;

(ii) decrease the Elected Loan Limit (as defined in the Credit Agreement) from $350 million to $260 million;

(iii) implement certain anti-cash hoarding provisions, including a weekly mandatory prepayment requirement with respect to the excess of the Company’s consolidated cash balance over $35.0 million;

(iv) require that, in order to borrow or issue a letter of credit under the Credit Agreement, the consolidated cash balance not exceed the greater of $35.0 million (both before and after giving effect to such borrowing or letter of credit issuance), or expenditures in respect of oil and gas properties in the ordinary course of business (as agreed to by the Administrative Agent);

(v) decrease the maximum permitted net leverage ratio from 4.0 to 3.5 and the maximum permitted leverage ratio for purposes of making a restricted payment, restricted investment or optional or voluntary redemption from 3.25 to 2.75;

(vi) amend and restate the Commitment Utilization Grid (as defined in the Credit Agreement) to provide as follows; and

	Commitment Utilization Grid
	Level I	Level II	Level III	Level IV	Level V
Commitment Utilization Percentage	<25%	>25% <50%	>50% <75%	>75% <90%	≥90%
Eurodollar Revolving Credit Loans	2.00%	2.25%	2.50%	2.75%	3.00%
Letters of Credit	2.00%	2.25%	2.50%	2.75%	3.00%
ABR Revolving Credit Loans	1.00%	1.25%	1.50%	1.75%	2.00%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

(vii) amend certain other covenants and provisions;

Support for the First Amendment among the lenders party to the Credit Agreement was unanimous.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Credit Agreement dated June 18, 2020, to the Credit Agreement dated as of December 7, 2018, among Bonanza Creek Energy, Inc., as borrower, the guarantors party thereto, JPMorgan Chase Bank N.A., as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2020	BONANZA CREEK ENERGY, INC.

	By:	/s/ Cyrus D. Marter IV
		Name:	Cyrus D. Marter IV
		Title:	Executive Vice President, General Counsel and Secretary